        As filed with the Securities and Exchange Commission on June 5, 1998
                                                              File No. 333-

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933


                        EQUITY RESIDENTIAL PROPERTIES TRUST
               (Exact name of Registrant as specified in its charter)

               Maryland                           13-3675988
     (State or other jurisdiction of           (I.R.S. Employer
       Incorporation of Organization)          Identification No.)

  Two North Riverside Plaza, Suite 400, Chicago, Illinois  60606 (312) 474-1300
                     (Address of Principal Executive Offices)

                        EQUITY RESIDENTIAL PROPERTIES TRUST
         FOURTH AMENDED AND RESTATED 1993 SHARE OPTION AND SHARE AWARD PLAN
                              (Full Title of the Plan)

                                 Douglas Crocker II
                       President and Chief Executive Officer
                        Two North Riverside Plaza, Suite 450
                              Chicago, Illinois  60606
                      (Name and Address of Agent for Service)

                                   (312) 474-1300
           (Telephone Number, Including Area Code, of Agent for Service)

                                     Copies to:
                              William C. Hermann, Esq.
                           Rosenberg & Liebentritt, P.C.
                       Two North Riverside Plaza, Suite 1515
                              Chicago, Illinois 60606

                          CALCULATION OF REGISTRATION FEE


                                                              Proposed          Proposed
                                                               Maximum          Maximum
                                                              Aggregate        Aggregate                Amount of
                                         Amount to be           Price           Offering            Registration Fee
  Title of Securities to be Registered    Registered        Per Share (1)       Price (1)
  ------------------------------------   ------------       -------------      ----------           ----------------
 Common Shares of Beneficial Interest,
 $.01 par value ......................    8,000,000(2)       $48.9375          $117,450,000(2)        $34,647.75(2)


(1) Estimated solely for purposes of calculating the amount of the registration fee based upon the average high and low prices reported for such shares on the New York Stock Exchange on June 3, 1998, pursuant to Rule 457(h)(1).
(2) 5,600,000 Common Shares of Beneficial Interest of the Registrant (the "Common Shares") have previously been registered with the Securities and Exchange Commission pursuant to an effective Registration Statement on Form S-8. The amount of the registration fee, therefore, relates to only those additional 2,400,000 Common Shares being registered pursuant hereto.

                                      PART II

                       REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement of Equity Residential Properties Trust (the "Company") incorporates by reference the contents of the Company's previous registration statement on Form S-8 dated October 3, 1997 (No. 333-37121) covering 5,600,000 of the Company's common shares of beneficial interest, $0.01 par value per share (the "Common Shares"), issuable upon the award of share grants and the exercise of share options granted under the Company's Third Amended and Restated 1993 Share Option and Share Award Plan (the "Plan"), which previous registration statement incorporates by reference therein the contents of the Company's registration statement on Form S-8 dated June 26, 1996 (File No. 333-06867).

     On March 2, 1998, the Company's Board of Trustees approved a resolution amending the Plan (together with other amendments thereto constituting the Company's Fourth Amended and Restated 1993 Share Option and Share Award Plan, the "Amended Plan") to increase the number of Common Shares issuable thereunder by 2,400,000 Common Shares to an aggregate of 8,000,000 Common Shares. On May 14, 1998, the Company's shareholders approved the Amended Plan. The total number of Common Shares currently registered for issuance pursuant to the Plan is 5,600,000 and this registration statement covers the additional 2,400,000 Common Shares to be registered hereunder.

ITEM 8.  EXHIBITS.

     See Exhibit Index which is incorporated herein by reference.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 5, 1998.

                                        EQUITY RESIDENTIAL PROPERTIES TRUST

                                        By:  /s/ Douglas Crocker II
                                             ----------------------
                                             Douglas Crocker II, President,
                                             Chief Executive Officer and Trustee


                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Douglas Crocker II and Sheli Z. Rosenberg, or either of them, his attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith or in connection with the registration of the Securities under the Exchange Act, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



 Name                              Title                                                      Date
 ----                              -----                                                      ----
 /s/ Samuel Zell                   Chairman of the Board of Trustees                          June 5, 1998
 ----------------------
 Samuel Zell

 /s/ Douglas Crocker II            President, Chief Executive Officer and Trustee             June 5, 1998
 ----------------------
 Douglas Crocker II

 /s/ Gerald A. Spector             Executive Vice President, Chief Operating Officer and      June 5, 1998
 -----------------------           Trustee
 Gerald A. Spector

 /s/ David J. Neithercut           Executive Vice President and Chief Financial Officer       June 5, 1998
 -----------------------
 David J. Neithercut

 /s/ Michael J. McHugh             Executive Vice President, Chief Accounting Officer         June 5, 1998
 -----------------------           and Treasurer
 Michael J. McHugh

 /s/ Stephen O. Evans              Executive Vice President - Strategic Investments and       June 5, 1998
 ----------------------            Trustee
 Stephen O. Evans

 /s/ Sheli Z. Rosenberg            Trustee                                                    June 5, 1998
 ----------------------
 Sheli Z. Rosenberg

 /s/ James D. Harper, Jr.          Trustee                                                    June 5, 1998
 ----------------------
 James D. Harper, Jr.

 /s/ Errol R. Halperin             Trustee                                                    June 5, 1998
 ----------------------
 Errol R. Halperin

 /s/ John Alexander                Trustee                                                    June 5, 1998
 ----------------------
 John Alexander

 /s/ Barry S. Sternlicht           Trustee                                                    June 5, 1998
 ----------------------
 Barry S. Sternlicht

 /s/ B. Joseph White               Trustee                                                    June 5, 1998
 ----------------------
 B. Joseph White

 /s/ Henry H. Goldberg             Trustee                                                    June 5, 1998
 ----------------------
 Henry H. Goldberg


 /s/ Jeffrey H. Lynford            Trustee                                                    June 5, 1998
 ----------------------
 Jeffrey H. Lynford

 /s/ Edward Lowenthal              Trustee                                                    June 5, 1998
 ----------------------
 Edward Lowenthal


                                   EXHIBIT INDEX


Exhibit                         Exhibit                                                           Numbered
Number                          Description                                                         Page
-------                         -----------                                                     ------------
 4.1                         *  Second Amended and Restated Declaration of Trust, as amended

 4.2                        **  Second Amended and Restated Bylaws

 4.3                            Form of Equity Residential Properties Trust Fourth Amended and
                                Restated 1993 Share Option and Share Award Plan

 5                              Opinion of Rosenberg & Liebentritt, P.C.

23.1                            Consent of Grant Thornton LLP

23.2                            Consent of Ernst & Young LLP

23.3                            Consent of Rosenberg & Liebentritt, P.C. (included in Exhibit 5)

24                              Power  of  Attorney (filed as part of the signature page to the
                                Registration Statement)

------------------

* Included as Exhibit 3.1 to the Company's Current Report on Form 8-K dated May 30, 1997 and incorporated herein by reference.

** Included as Exhibit 99.2 to the Company's Registration Statement on Form S-4, File No. 333-24653, and incorporated herein by reference.